ride the light  [GRAPHIC OMITTED]                                           NEWS

QWEST(R)



          QWEST COMMUNICATIONS APPOINTS KPMG LLP AS INDEPENDENT AUDITOR


DENVER, May 30, 2002 -- Qwest Communications International Inc. (NYSE: Q) today announced that its Board of Directors has retained KPMG LLP to serve as Qwest's independent auditor for 2002. The board said it decided not to re-engage Arthur Andersen LLP as Qwest's independent auditor.

Qwest has filed a Current Report on Form 8-K with the Securities and Exchange Commission relating to the change of its auditor.

About Qwest
Qwest Communications International Inc. (NYSE: Q) is a leader in reliable, scalable and secure broadband data, voice and image communications for businesses and consumers. The Qwest Macro Capacity(R) Fiber Network, designed with the newest optical networking equipment for speed and efficiency, spans more than 190,000 miles globally. For more information, please visit the Qwest Web site at www.qwest.com.

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This release may contain projections and other forward-looking statements that involve assumptions, risks and uncertainties. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date of this release. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by Qwest Communications International Inc. (together with its affiliates, "Qwest", "we" or "us") with the Securities and Exchange Commission (the "SEC"), specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: the duration and extent of the current economic downturn in our 14-state local service area, including its effect on our customers and suppliers; any adverse outcome of the SEC's current inquiries into Qwest's accounting policies, practices and procedures; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; failure to achieve the projected synergies and financial results expected to result from the acquisition of U S WEST, and difficulties in combining the operations of the combined company; our future ability to provide interLATA services within our 14-state local service area; potential fluctuations in quarterly results; volatility of Qwest's stock price; intense competition in the markets in which we compete; changes in demand for our products and services; adverse economic conditions in the markets served by us or by companies in which we have substantial investments; dependence on new product development and acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; adverse developments in commercial disputes or legal proceedings; and changes in the outcome of future events from the assumed outcome included by Qwest in its significant accounting policies. The information contained in this release is a statement of Qwest's present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest's assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest's assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts' estimates and other information prepared by third parties for which Qwest assumes no responsibility. Qwest undertakes no obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Qwest logo is a registered trademark of, and CyberCenter is a service mark of, Qwest Communications International Inc. in the U.S. and certain other countries.


         Contacts:         Media Contact:               Investor Contact:
                           --------------               -----------------
                           Tyler Gronbach               Stephanie Comfort
                           303-992-2155                 800-567-7296
                           tyler.gronbach@qwest.com     IR@qwest.com